News

DENBURY ANNOUNCES EARLY PARTICIPATION RESULTS OF
SUCCESSFUL EXCHANGE OFFERS FOR
SUBORDINATED NOTES DUE 2021 AND 2022 AND
SECOND LIEN NOTES DUE 2024

PLANO, TX – June 17, 2019 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced the early participation results of its exchange offers to:

•
Eligible Holders (as defined below) of its 6⅜% Senior Subordinated Notes due 2021 (the “2021 Notes”) and its 5½% Senior Subordinated Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Old Subordinated Notes”) (the “Subordinated Notes Exchange Offers”); and

•
Eligible Holders of its 7½% Senior Secured Second Lien Notes due 2024 (the “Old Second Lien Notes” and, together with the Old Subordinated Notes, the “Old Notes”) (the “Second Lien Notes Exchange Offer” and, together with the Subordinated Notes Exchange Offers, the “Exchange Offers”).

As of 5:00 p.m. New York City time, on June 14, 2019 (the “Early Participation Time”), Eligible Holders validly tendered and did not validly withdraw approximately $107.5 million aggregate principal amount of 2021 Notes, $173.3 million aggregate principal amount of 2022 Notes and $257.3 million aggregate principal amount of Old Second Lien Notes.

Pursuant to the terms and subject to the conditions as set forth in the confidential offering memorandum (the “Offering Memorandum”) and letter of transmittal (the “Letter of Transmittal”), each dated June 3, 2019, the Company expects to accept approximately (i) all $107.5 million validly tendered and not validly withdrawn 2021 Notes and approximately $126.8 million aggregate principal amount of 2022 Notes in the Subordinated Notes Exchange Offers, resulting in an approximate acceptance proration factor of 73.1% for the 2022 Notes, in exchange for approximately $71.5 million in cash, $66.0 million aggregate principal amount of new 7¾% Second Lien Notes due 2024 (the “New Second Lien Notes”) and $96.5 million aggregate principal amount of new 6⅜% Convertible Senior Notes due 2024 (the “New Convertible Senior Notes”) and (ii) all $257.3 million validly tendered and not validly withdrawn Old Second Lien Notes in the Second Lien Notes Exchange Offer in exchange for approximately $257.3 million aggregate principal amount of New Second Lien Notes.

Note: All amounts are rounded to the nearest $100,000.

Combining the private exchange agreements with certain institutional investors previously announced on June 3, 2019 (the “Private Exchanges”) with the early participation results of the Exchange Offers described above, the Company expects to accept exchanges of a total of approximately $152.2 million aggregate principal amount of 2021 Notes, $219.9 million aggregate principal amount of 2022 Notes, $96.3 million aggregate principal amount of the Company’s 4⅝% Senior Subordinated Notes due 2023 and $425.4 million aggregate principal amount of Old Second Lien Notes in exchange for a total of approximately $120.0 million of cash, $528.0 million aggregate principal amount of New Second Lien Notes and $245.5 million aggregate principal amount of New Convertible Senior Notes, as reflected in the table below. The Company currently expects to settle the early participation Exchange Offers and Private Exchanges on Wednesday, June 19, 2019 (the “Initial Settlement Date”).

Amounts in millions	Principal Amount Outstanding as of March 31, 2019	Principal to be Exchanged, Excluding Cash	Pro Forma Principal Amount Outstanding as of Initial Settlement Date
Old Notes Exchanged
6⅜% Senior Subordinated Notes due 2021	$203.5	$(152.2)	$51.3
5½% Senior Subordinated Notes due 2022	314.7	(219.9)	94.8
4⅝% Senior Subordinated Notes due 2023	308.0	(96.3)	211.7
7½% Senior Secured Second Lien Notes due 2024	450.0	(425.4)	24.6
New Notes Issued
7¾% Senior Secured Second Lien Notes due 2024	—	528.0	528.0
6⅜% Convertible Senior Notes due 2024	—	245.5	245.5
Total (1) (2)	$1,276.2	$(120.3)	$1,155.9

(1)
Total debt principal balances in the table above reflect only those issuances impacted in the recent exchange transactions and are not intended to reflect the Company’s total debt principal outstanding.

(2)	The Company will pay a total of approximately $120.0 million of cash to participants in the exchange.

The Company does not expect to accept for exchange any Old Subordinated Notes that are validly tendered after the Early Participation Time but before 11:59 p.m. New York City time, on June 28, 2019 (the “Expiration Time”). Withdrawal rights expired at 5:00 p.m., New York City time, on June 14, 2019. Accordingly, Eligible Holders who have previously tendered their Old Notes can no longer validly withdraw those Old Notes from the Exchange Offers. Eligible Holders of Old Second Lien Notes that validly tender their Old Second Lien Notes after the Early Participation Time but before the Expiration Time and are accepted will receive $950 aggregate principal amount of New Second Lien Notes for each $1,000 principal amount of Old Second Lien Notes. The final settlement date, if necessary, for the Exchange Offers is currently expected to occur on or about July 2, 2019 (the “Final Settlement Date” and, together with the Initial Settlement Date, the “Settlement Dates”).

Eligible Holders of Old Notes accepted for exchange in the Exchange Offers will receive accrued and unpaid interest on such Old Notes in cash from the applicable last interest payment date to, but not including, the applicable Settlement Date.

The New Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements.

Documents relating to the Exchange Offers will be distributed only to holders of Old Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S as defined under applicable securities laws (the “Eligible Holders”). The complete terms and conditions of the Exchange Offers, as well as the terms of the New Notes, are described in the Offering Memorandum and Letter of Transmittal.

In order to receive a copy of the Offering Memorandum, Eligible Holders must complete and submit an eligibility form. The eligibility form may be obtained by visiting www.dfking.com/dnr or by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the Exchange Offers, by calling (800) 399-1581 (toll free) or (212) 269-5550 (banks and brokers) or by emailing denbury@dfking.com.

This press release does not constitute an offer to sell or a solicitation of any offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This press release is being issued pursuant to Rule 135c under the Securities Act.

This press release contains forward-looking statements that involve risks and uncertainties that are based on assumptions that management believes are reasonable based on currently available information. There is no assurance that these assumptions will prove to be correct. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any future date. Denbury assumes no obligation to update its forward-looking statements.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations.

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DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383

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